UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2011, Concur Technologies, Inc. (“Concur”) entered into an Agreement and Plan of Reorganization (“Agreement”) with TripIt, Inc. (“TripIt”), pursuant to which Concur agreed to acquire TripIt through a tax-free reorganization (the “TripIt Acquisition”).

In accordance with the Agreement, Concur has agreed to pay to the holders of TripIt capital stock and vested TripIt stock options, approximately $27 million in cash, and approximately $44 million in Concur common stock at closing, plus a contingent cash amount settled upon 30 months from closing of up to approximately $38 million, subject to certain adjustments and escrow provisions set forth in the Agreement. As part of the TripIt Acquisition, Concur will issue unvested Concur restricted stock units, having an aggregate value of approximately $11 million at closing, in exchange for cancellation of unvested TripIt stock options outstanding immediately prior to closing. Concur will not assume any unvested TripIt stock options at closing. All components of consideration bring the total deal value to as much as $120 million. However, there will be no payment of the contingent cash amount if the value of the approximately $44 million of Concur common stock issued at closing exceeds approximately $82 million during the 30-month period following closing, subject to limitations. In addition, TripIt securityholders receiving Concur common stock at closing will lose their rights to payment of the contingent cash amount if they sell their holdings of such stock. Though the payment of the contingent cash amount is uncertain, the maximum contingent cash amount to be paid, if any, at the end of the 30-month period is approximately $38 million.

Concur and TripIt have made customary representations, warranties, and covenants in the Agreement. The closing of the TripIt Acquisition is subject to customary conditions and is expected to occur on or before February 1, 2011. Concur has agreed to register for resale the shares of its common stock issued in connection with the TripIt Acquisition.

In connection with the TripIt Acquisition, Concur and Wells Fargo Bank, N.A. will also enter into an escrow agreement covering shares of Concur common stock issued in connection with the acquisition, which will be deposited into escrow as partial security for indemnification obligations of the holders of TripIt capital stock and vested TripIt stock options.

Item 7.01 Regulation FD Disclosure.

On January 13, 2011, Concur issued a press release announcing the TripIt Acquisition and the execution of the Agreement. A copy of the press release is furnished as Exhibits 99.1 to this report and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Concur Technologies, Inc. press release dated January 13, 2011 announcing TripIt Acquisition.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of Concur Technologies, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: January 19, 2011	By:	/S/ FRANCIS J. PELZER V
Francis J. Pelzer V, Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Concur Technologies, Inc. press release dated January 13, 2011 announcing TripIt Acquisition.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of Concur Technologies, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings, except as expressly set forth by specific reference in such filing.